First Quarter 2024 Earnings Release Conference Call
April 26, 2024

Neil Frohnapple – Terex Corporation – Investor Relations

Good morning and welcome to the Terex Corporation (“Terex” or “Company”) first quarter 2024 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined by Simon Meester, President and Chief Executive Officer (“CEO”), and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question-and-answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in greater detail in the earnings materials and in our reports filed with the Securities and Exchange Commission. In addition, we will be discussing non-GAAP financial information we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 4 and I’ll turn it over to Simon Meester.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Neil and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. I’d like to begin by thanking all Terex team members for delivering outstanding performance in Q1. The team executed really well and delivered strong results to start the year with. We increased sales by 5% and expanded operating margins by 20 basis points from last year. The Company also delivered earnings per share of $1.60 in the quarter and achieved a return on invested capital of more than 27%. These outstanding results demonstrate our ability to execute, as the team continues to perform at a high level. Additionally, we’re raising our 2024 sales and profit outlook, and now expect earnings per share in the range of $6.95 to $7.35. During the quarter, we also continued to advance our strategic initiatives to drive long-term shareholder value. We launched several new products across the portfolio and continue to make good progress ramping-up our new facility in Monterrey. This new facility continues to absorb more of Genie’s global production mix and is expected to improve the segments through cycle margin performance.

Please turn to slide 5. Customer demand remains healthy across most of our businesses, supported by favorable end market conditions. Our Q1 backlog of $3.1 billion is significantly above historical levels and gives us confidence in the sales outlook for the remainder of the year. As expected, backlog continues to moderate from peak levels, which reflects more normal lead times, improving supply chain, and continued efforts by our team members to improve overall throughput. Consolidated bookings in Q1 of more than $1 billion were down from last year, which reflects a return to more normal seasonal order patterns combined with softer demand in Europe. In the Materials Processing (“MP”) segment, backlog is still above historical norms and bookings increased sequentially from the fourth and the third quarter. Additionally, our Aerial Work Platforms (“AWP”) backlog now covers the 2024 outlook, with our Utilities business actively taking orders for 2025. Overall, based on customer feedback, our backlog coverage, our bookings and leading indicators, we feel confident about raising our 2024 outlook.

Please turn to slide 6. The overall market outlook remains strong for many of our primary end markets, especially in North America, which represents over 60% of total company sales. In fact, we saw double-digit sales growth in North America in Q1. Our businesses remain well positioned to benefit from higher United States (“U.S.”) government spending to modernize infrastructure over the coming years with an increasing number of projects continuing to be announced. Additionally, construction spending on manufacturing is up more than 30% year-over-year, driven by onshoring and megaprojects related to semiconductor manufacturing, clean energy, and electric vehicle battery projects. These favorable end market trends, combined with replacement cycle tailwinds and high equipment utilization rates, are beneficial for our Aerials business. Additionally, the increasing adoption of our products in emerging markets such as India is another positive. The Utilities market is expected to continue to grow supported by investment in grid upgrades and expansion required for zero carbon and amplified electrification needs like power generation for future artificial intelligence (“AI”) applications. In the U.S., power related spending has been increasing at double-digit rates. Our Utilities business is benefiting from this growing demand and was up double-digits in the first quarter as the team is working hard to overcome ongoing shortages in the supply chain. Strength in U.S. infrastructure, general construction and residential end markets will continue to benefit MP’s aggregates and concrete businesses. We expect these tailwinds to offset softness in businesses with higher European exposure. We expect MP’s Environmental business to continue its growth driven by increasing demand for waste recycling and our Fuchs business is focused on expanding into new geographies and new products to help offset the near-term demand softness. Overall, we see continued strength in the infrastructure, utilities, manufacturing and recycling markets and remain positive on the 2024 market outlook for our portfolio.

Please turn to slide 7. I now want to take a step-back and provide a few reasons on why I’m confident in Terex’s growth trajectory over the coming years. First, Terex has a diverse product portfolio that provides differentiated value to our customers at all points of the project life cycle. Notably, our equipment is utilized by customers across various applications - from foundation, to building, repair, maintenance and the eventual recycling of materials for reuse. We also remain committed to developing new products to address our customers’ evolving needs and maximize their return on investments. In fact, the ‘innovate’ part of our strategy continues to generate incremental growth for the Company. For example, approximately 20% of our annual sales are from new products introduced in the last three years. This is a testament to our team members collaboration with our customers to provide innovative solutions to support development across the globe.

Please turn to slide 8. Terex also remains well-positioned to capitalize on megatrends and emerging technologies that will favorably impact our end markets over the coming years. In total, around 80% of our addressable market is aligned with stimulus from megatrends and from increasing government investment and incentives. Our market leading businesses all benefit to varying degrees by more investments in infrastructure, digitalization, waste recycling, and electrification. For example, the MP team has leading positions in global crushing and screening markets that benefit from the growth of on-site demolition and infrastructure projects in general, and the associated demand for aggregates. Keep in mind that aggregates represents around 50% of segment sales. MP also serves customers across all project lifecycle phases, including growing demand for environmental and waste recycling solutions. Our Utilities business is well-positioned to capitalize on investment required to upgrade the U.S. electrical grid to support the accelerating demand as the industrial world continues to move to the use of more electrical power and our Genie products are benefitting from demand from infrastructure projects, data centers, manufacturing on-shoring and investments in the entertainment sector. Overall, Terex’s diverse product portfolio positions us very well for 2024 and beyond.

Let’s turn to slide 9. It has been an exciting first few months as CEO of Terex and I would like to provide a few more thoughts on our strategic priorities as we look ahead to the future. Our execute, innovate, grow strategy has built strong momentum over the last several years. We now have a diversified portfolio of market leading businesses that are generating higher levels of performance through the cycle. In fact, we are on track to achieve more than $7 of earnings per share and greater than $300 million of free cash flow for the second consecutive year. I’m confident that Terex has significant upside for many years to come. Looking ahead, I strongly believe we can create even more value for shareholders by accelerating the ‘growth’ element of our strategy over the coming years, and it starts with our strong balance sheet and cash flow generation, which provides plenty of fire power to pursue opportunities that will drive sustainable, long-term value. With respect to organic growth, we are focused on increasing product vitality and targeting opportunities to drive incremental growth across the portfolio. The team is also moving with urgency to capitalize on the megatrends and emerging technologies that I highlighted earlier and finally, we continue to grow the mergers and acquisitions pipeline to identify opportunities that are financially attractive, broaden our market reach and strengthen our portfolio. Keeping in mind we continue to evaluate potential inorganic action against other alternative uses of capital which is a good position to be in. Overall, I’m excited for the opportunities that lie ahead and I’m confident we will elevate Terex to new levels of performance. And, with that, let me turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer
Thanks, Simon, and good morning, everyone. Let’s take a look at our strong first quarter financial performance found on slide 10. We posted sales of $1.3 billion, up about 5% from last year, reflecting strong demand for our products across multiple businesses. Geographically, we delivered significant growth in North America, while Europe declined against last year’s very strong first quarter. Gross margins of 23% increased by 40 basis points over prior year, on improved manufacturing throughput and disciplined price cost management. Selling, general, and administrative expenses (“SG&A”) increased over the prior year, due primarily to higher compensation expense, although structural costs came in largely as expected. SG&A as a percent of sales was 10.8%, up slightly from last year. Note that SG&A includes $4 million of discrete financial call-outs due to accelerated vesting and severance charges. Excluding these charges, SG&A came in at 10.4% of sales, better than last year. Income from operations was $158 million, with an operating margin of 12.2%, a 20 basis improvement over prior year. Operating income also includes a $4 million impact of vesting and severance charges. Interest expense was relatively consistent with the previous year, while other expense increased $7 million from the prior year, primarily due to unfavorable mark-to-market adjustments. The first quarter global effective tax rate was 20.5%, compared to 17.5% in the first quarter of 2023. First quarter earnings per share of $1.60 were consistent with last year. As expected with a return to more seasonal patterns, free cash flow for the first quarter was negative, as increasing operating profits were more than offset by working capital added to support the sales outlook. In Q1, we continue to carry a higher level of inventory to support increased Q2 and Q3 sales volumes, as well as our Genie production moves.

Let’s take a look at our segment results; please turn to slide 11. The MP team has gotten off to another good start in 2024 and is executing well despite more challenging macro conditions for a few of its businesses. Before I go into more details on the quarter, let me first provide more perspective on the segment from a high level. We have nearly doubled the size of the MP segment over the last seven years and expanded operating margins by almost 700 basis points during this period. Today, MP consistently generates mid-teens operating margins and represents about half of our total annual operating profit, and the segment remains well on-track to achieve the investor day targets we established for 2027. In fact, delivering on the long-term sales target of $2.7 billion represents an incremental $1 per share of earnings power for the total company relative to our 2024 outlook. For the first quarter, MP sales declined by 6%, to $520 million, compared to the exceptional first quarter of 2023, due primarily to softer demand in Europe, partially offset by growth for aggregates. MP’s reported operating profit of $72 million was down $13 million due to the impact of lower sales volumes, unfavorable product mix, and product liability reserves. Although MP’s operating margins were down 150 basis points from last year, they were 50 basis points better than expected. MP ended the quarter with backlog of $712 million, still above historical norms, while our bookings increased 7% sequentially from the fourth quarter. Keep in mind that the MP business is shorter cycle and continues to transition back to more traditional book-to-bill dynamics as supply chains continue to improve, which impacted the comparison for bookings relative to the prior year.

Turn to slide 12. AWP delivered excellent performance in the first quarter with sales of $773 million, up nearly 13% from last year, primarily reflecting higher demand, as well as improved supply chain and manufacturing throughput. AWP reported quarterly operating profit of $107 million, an increase of 29% over the prior year. The increase was driven by strong operational execution on the higher volumes, improved supply chain performance and disciplined price-cost management. Operating margins expanded by 180 basis points, with an incremental margin of 28%, reflecting strong performance overall by the team. And finally, I would note that AWP backlog is strong at $2.4 billion, which is more than two times the historical norm.

Please see slide 13. Terex has a strong balance sheet with ample liquidity. Our net leverage remains low at 0.5 times well below our 2.5 times target through the cycle, providing us plenty of flexibility as we look ahead, and our outstanding bonds are at an attractive fixed rate of 5% until the end of the decade. We are reaffirming our 2024 free cash flow outlook range of $325 to $375 million. As you can see on this slide, Terex is on track to generate more than $1.1 billion of free cash flow over this 5-year period. This cash generation has allowed us to strengthen the balance sheet and invest for profitable growth, all while returning significant cash to shareholders. We’re planning for capital expenditures this year of approximately $145 million, or about 2.7% of sales at the expected mid-point, with the largest investment related to our Monterrey facility. Note that we would expect CapEx to take a step-down next year and be a benefit to free cash flow conversion in 2025. We reported a return on invested capital of 27.6%, up 370 basis points year-over-year. Terex is in an excellent position to continue advancing our strategic growth initiatives while returning capital to shareholders.

Now turn to slide 14 and our full-year outlook. It’s important to realize we are operating in a complex environment and many macroeconomic variables and geopolitical uncertainties that results could change negatively or positively. With that said, this outlook represents our best estimate as of today. Following the strong start to the year, we are raising both our sales and earnings per share outlook for 2024. We are increasing our earnings per share outlook to the range of $6.95 to $7.35, up from the previous outlook of $6.85 to $7.25. We are also raising our sales outlook to a range of $5.2 to $5.4 billion, up $100 million compared to the prior outlook midpoint. Our sales outlook incorporates healthier customer demand and improved operational throughput. With that said, the outlook reflects strong demand in North America and plans for continued softness in Europe over the balance of the year. We expect the first half sales to be slightly higher than the second half, with the second and third quarter sales higher than first and fourth quarter as we return to more seasonal customer delivery patterns. We anticipate full-year operating margins in a range of 12.8% to 13.1%, consistent with our prior outlook and solidly above full-year 2023 performance. The margin expansion reflects strong operational execution and the impact from the higher sales outlook. We are also driving ongoing cost reduction activities to offset softer demand in Europe and continued inflation. At the midpoint of the outlook range, the implied incremental margin range for the full year is above 30%. From a modeling perspective, we do want to emphasize the strong second quarter performance in 2023 when making your year-over-year comparisons for the remainder of the year. We expect corporate and other expenses to be around $25 million in the second quarter and then approximately $20 million per quarter in the second half of the year. We now expect interest and other expense of $65 million for the full-year, higher than the prior outlook to primarily reflect the financial callout in the first quarter. The outlook for the rest of the below the line items are largely unchanged from our previous outlook, and as I highlighted earlier, we continue to estimate free cash flow in the range of $325 to $375 million.

Let’s review our segment outlook. We expect MP sales to be $2.2 to $2.3 billion for the full year, with margins in the range of 15.6% to 15.9%, both consistent with the previous outlook. For the second quarter, sales and margins are expected to step-up from Q1 levels. Profitability is expected to steadily increase through the balance of the year. For AWP, we now expect 2024 sales of $3.0 to $3.1 billion, up $100 million from our previous outlook. We are slightly raising our operating margin outlook to a range of 13.5% to 13.8% for the full year, representing upwards of 100 basis points of expansion over 2023. We expect Q2 sales to be up from the prior year, while margins are anticipated to be around 150 basis points lower compared to last year’s very strong second quarter. Note that margins will be impacted by Monterrey inefficiencies and unfavorable mix, partially offset by continued cost out activity. We anticipate the quarterly cadence of our AWP sales to be closer to historical patterns, with the highest sales in Q2 and Q3, which will also drive higher profitability for those quarters. Overall, our increased full-year outlook reflects our confidence that 2024 will be another outstanding year for Terex. And, with that said, I will turn it back to you, Simon.
Simon A. Meester – Terex Corporation – President and Chief Executive Officer
Thanks Julie, turning to slide 15. In summary, the Terex team delivered excellent results to start the year, and we now expect even stronger performance for 2024. We have a diversified portfolio of industry leading businesses that are generating higher levels of performance through the cycle. We’re also well-positioned to continue to benefit from megatrends and emerging new technologies, like electrification, digitalization and AI. The team remains focused on operational execution to drive greater efficiencies and high returns on invested capital. We have a strong balance sheet and generate significant cash flow that will continue to fuel our profitable growth strategy and return of capital to shareholders. And, we have a global, experienced, diverse and highly engaged team that is committed to continue to create value for our customers and our shareholders over the coming years. And, with that, let me turn it back to Neil.
Neil Frohnapple – Terex Corporation – Investor Relations
Thanks, Simon. As a reminder, during the question-and-answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.
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